Exhibit 99.2

Gardiner Healthcare Acquisition Corp.

BALANCE SHEET

	December 27,	Pro Forma Adjustments		As Adjusted
	2021	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,436,583	$-		$1,436,583
Prepaid expenses and other assets	19,050	-		19,050
Total current assets	1,455,633	-		1,455,633

Cash held in Trust Account	75,750,000	11,362,500		87,112,500
	-	11,250,000	(a)	-
	-	393,750	(b)	-
	-	(281,250)	(c)	-
TOTAL ASSETS	$77,205,633	$11,362,500		$88,568,133

LIABILITIES, REDEEMABLE CLASS A COMMON STOCK, AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable and accrued expenses	$35,000	$-		$35,000
Note payable - related party	254,975	-		254,975
Total current liabilities	289,975	-		289,975

Derivative warrant liabilities	1,979,614	169,101	(d)	2,148,715
TOTAL LIABILITIES	2,269,589	169,101		2,438,690

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CLASS A COMMON STOCK
Common stock subject to possible redemption, $0.001 par value, 7,500,000 and 8,625,000 shares at redemption value of $10.10 per share, respectively.	75,750,000	11,362,500	(e)	87,112,500

STOCKHOLDERS' DEFICIT
Common Stock; $0.001 par value; 50,000,000 shares authorized; 2,156,250 and 2,156,250 shares issued and outstanding (excluding 7,500,000 and 8,625,000 shares subject to possible redemption).	216	-		216
	-	112	(a)	-
	-	(112)	(e)	-
Additional paid-in capital	-	-		-
	-	11,249,888	(a)	-
	-	393,750	(b)	-
	-	(281,250)	(c)	-
	-	(169,101)	(d)	-
	-	(11,362,388)	(e)	-
	-	(907)	(f)	-
	-	170,008	(g)	-
Accumulated deficit	(814,172)	(169,101)		(983,273)
	-	907	(f)	-
	-	(170,008)	(g)	-
Total stockholders' deficit	(813,956)	(169,101)		(983,057)
TOTAL LIABILITIES, REDEEMABLE CLASS A COMMON STOCK, AND STOCKHOLDERS' DEFICIT	$77,205,633	$11,362,500		$88,568,133

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Gardiner Healthcare Acquisition Corp. (the “Company”) as of December 27, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on December 29, 2021 as described below.

On December 27, 2021, the Company consummated its initial public offering (the “IPO”) of 7,500,000 units (the “Units”) generating gross proceeds of $7,500,000. Each Unit consists of one share of common stock, and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment at the closing of a Business Combination.

On December 27, 2021, simultaneously with the consummation of the IPO, the Company consummated the issuance and sale (“Private Placement”) of 4,450,000 Private Placement Warrants (the “Private Placement Warrants”) in a private placement transaction at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $4,450,000. Each whole Private Placement Warrant will be exercisable to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will be worthless.

The Company granted the underwriters a 45-day option to purchase up to 1,125,000 Units to cover Over-allotment, if any. On December 29, 2021, the Underwriters fully exercised the option and purchased 1,125,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $11,250,000.

Upon the closing of the Over-allotment on December 29, 2021, the Company consummated a private sale of an additional 393,750 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $393,750. As of December 29, 2021, a total of $87,112,500 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Warrants was placed in a U.S.-based trust account. As the over-allotment option was fully exercised, no portion of the 2,156,250 shares purchased by the initial shareholders are subject to forfeiture any longer.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro-forma entries:	Debit	Credit

(a)	Cash held in Trust Account	11,250,000
	Class A common Stock		112
	Additional paid-in capital		11,249,888
	To record the sale of 1,125,000 over-allotment Units at $10.00 per Unit on December 29, 2021

(b)	Cash held in Trust Account	393,750
	Additional paid-in capital		393,750
	To record the sale of 393,750 over-allotment Private Placement Warrants at $1.00 per warrant on December 29, 2021

(c)	Additional paid-in capital	281,250
	Cash held in Trust Account		281,250
	To record the payment of underwriting fees arising from the sale of the over-allotment Units

(d)	Additional paid-in capital	169,101
	Derivative warrant liabilities		169,101
	To record the increase in the derivative warrant liabilities for the issuance of over-allotment Private Placement Warrants

(e)	Class A common stock	112
	Additional paid-in capital	11,362,388
	Class A Common stock subject to possible redemption		11,362,500
	To record the change in common stock subject to possible redemption from the sale of the over-allotment Units

(f)	Additional paid-in capital	907
	Accumulated deficit		907
	To record the increase in expense related to the over-allotment Private Placement Warrants

(g)	Additional paid-in capital		170,008
	Accumulated deficit	170,008
	Accretion to accumulated deficit in excess of additional paid-in capital.